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                                                                   Exhibit 23.5


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in the Prospectus constituting part of this Registration Statement on Form S-4 of ShopNow.com Inc., of our report dated June 19, 1998, on the consolidated financial statements of Ubarter.com Inc. as of March 31, 1998 and for the year ended March 31, 1998 and 1997, which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.




/s/ Andersen Andersen & Strong L.C.

Andersen Andersen & Strong L.C.

Seattle, Washington
March 13, 2000